Exhibit 10.1
AMKOR TECHNOLOGY, INC.
SECOND AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN
1.    Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide incentives to individuals who perform services to the Company or its Subsidiaries, and

•	to promote the success of the Company’s business.
The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, Other Stock-Based Awards and Cash Awards as the Administrator may determine.
2.    Definitions. As used herein, the following definitions will apply:
(a)    “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.
(b)    “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
(c)    “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, Other Stock-Based Awards and Cash Awards as the Administrator may determine.
(d)    “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.
(e)    “Board” means the Board of Directors of the Company.
(f)    “Cash Award” shall have the meaning set forth in Section 11.
(g)    “Change in Control” means, unless otherwise provided in an Award Agreement, the occurrence of any of the following events:

(i)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities (“Voting Securities”), other than (x) an employee benefit plan of the Company or any of its Subsidiaries, (y) the James J. Kim Family Group, as defined in the Company’s Proxy Statement most recently filed with the Securities and Exchange Commission as of the date of determination (the “James J. Kim Family Group”) or (z) any entity in which any member or members of the James J. Kim Family Group (individually or collectively) own, directly or indirectly, more than 50% of the voting power);
(ii)    The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets other than to (x) any member or members of the James J. Kim Family Group or (y) any entity in which any member or members of the James J. Kim Family Group (individually or collectively) own, directly or indirectly, more than 50% of the voting power;
(iii)    A change in the composition of the Board occurring within a twelve (12)-month period, as a result of which a majority of the Directors are not Incumbent Directors. “Incumbent Directors” means Directors who either (x) are Directors as of the effective date of this amendment and restatement of the Plan or (y) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors to the Company); or
(iv)    The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (x) which would result in the Voting Securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation or (y) involving any entity in which any member or members of the James J. Kim Family Group (individually or collectively) own, directly or indirectly, more than 50% of the voting power.
Notwithstanding the foregoing, with respect to any Award that constitutes “non-qualified deferred compensation” within the meaning of Code Section 409A, no event shall be a Change in Control unless such event satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5).
(h)    “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code (or a regulation thereunder) herein will be a reference to any successor or amended section of the Code (or such regulation).
(i)    “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.
(j)    “Common Stock” means the common stock of the Company.

(k)    “Company” means Amkor Technology, Inc., a Delaware corporation, or any successor thereto.
(l)    “Consultant” means any person, including an advisor, engaged by the Company or a Subsidiary to render services to such entity.
(m)    “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.
(n)    “Director” means a member of the Board.
(o)    “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time. Notwithstanding the foregoing, to the extent required under Section 409A of the Code, “Disability” shall have the meaning set forth therein.
(p)    “Employee” means any person, including Officers and Directors, employed by the Company or any Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
(q)    “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a section of the Exchange Act (or a rule or regulation issued thereunder) herein will be a reference to any successor or amended section of the Exchange Act (or such rule or regulation)
(r)    “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market, its Fair Market Value shall be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last trading date such closing sales price was reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported); or
(iii)    In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator in accordance with Section 409A of the Code.

(s)    “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(t)    “Inside Director” means a Director who is an Employee.
(u)    “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
(v)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(w)    “Option” means an Incentive Stock Option or Nonstatutory Stock Option granted pursuant to the Plan.
(x)    “Other Stock-Based Award” shall have the meaning set forth in Section 11.
(y)    “Outside Director” means a Director who is not an Employee.
(z)    “Parent” means a “parent corporation” of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.
(aa)    “Participant” means the holder of an outstanding Award.
(bb)    “Performance Goals” will have the meaning set forth in Section 13 of the Plan.
(cc)    “Performance Period” means any fiscal year of the Company or such other period as determined by the Administrator in its sole discretion.
(dd)    “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals as the Administrator may determine pursuant to Section 10.
(ee)    “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.
(ff)    “Period of Restriction” means the period during which Restricted Stock is subject to forfeiture. Restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.
(gg)    “Plan” means this Second Amended and Restated 2007 Equity Incentive Plan.
(hh)    “Restricted Stock” means Shares issued pursuant to a Restricted Stock Award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(ii)    “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
(jj)    “Retirement” means, unless otherwise provided in an Award Agreement, a Participant’s voluntary termination of employment, with the approval of the Administrator in its discretion, at a time when (i) the Participant is in good standing with the Company and (ii) the sum of the Participant’s age (rounded down to the nearest whole month) and years of service with the Company and its Subsidiaries (rounded down to the nearest whole month) equals or exceeds 75.
(kk)    “Rule 16b-3” means Rule 16b-3 of the Exchange Act.
(ll)    “Section 16(b)” means Section 16(b) of the Exchange Act.
(mm)    “Service Provider” means an Employee, Director, or Consultant.
(nn)    “Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.
(oo)    “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.
(pp)    “Subsidiary” means a “subsidiary corporation” of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.
3.    Stock Subject to the Plan.
(a)    Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is seventeen million (17,000,000) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. Any Shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the number of Shares available for Awards under the Plan (or otherwise count against the Award limits set forth herein).
(b)    Full Value Awards. Any Shares subject to Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or Other Stock-Based Awards will be counted against the numerical limits of this Section 3 as one and a half (1.5) Shares for every one (1) Share subject thereto. Further, if any Award (or portion thereof) of Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or Other Stock-Based Awards is forfeited and Shares in respect thereof would otherwise return to the Plan pursuant to Section 3(c), one and a half (1.5) times the number of Shares covered by the portion of such Award so forfeited will return to the Plan and will again become available for issuance.
(c)    Lapsed Awards. If an Award (or any portion thereof) expires, is forfeited or becomes unexercisable without having been exercised in full, the Shares subject to such Award (or portion thereof) will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to stock-settled Stock Appreciation Rights, each such Stock Appreciation

Right shall count against the limit described in Section 3(a) based on the number of Shares underlying the exercised portion of such Award rather than the number of Shares actually issued in settlement of such Award. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 16, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal seventeen million (17,000,000) Shares.
(d)    Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.
4.    Administration of the Plan.
(a)    Procedure.
(i)    Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.
(ii)    Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.
(iii)    Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the Plan will be administered by a Committee, each member of which satisfies the independence requirements of Rule 16b-3.
(iv)    Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to satisfy Applicable Laws.
(b)    Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:
(i)    to determine the Fair Market Value;
(ii)    to select the Service Providers to whom Awards may be granted hereunder;
(iii)    to determine the number of Shares to be covered by each Award granted hereunder;
(iv)    to approve forms of Award Agreements for use under the Plan;

(v)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (such terms and conditions include, but are not limited to, the exercise or base price, the time or times when Awards may become vested or be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions (such as upon termination due to death, Disability or Retirement or a Change in Control), and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine);
(vi)    to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;
(vii)    to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;
(viii)    to modify or amend each Award (subject to Section 21(c) of the Plan). Notwithstanding the previous sentence, without stockholder approval, the Administrator may not (1) modify or amend an Option or Stock Appreciation Right to reduce the exercise price or base price of such Option or Stock Appreciation Right, as applicable, after it has been granted (except for adjustments made pursuant to Section 16), (2) cancel any outstanding Option or Stock Appreciation Right and replace it with a new Option or Stock Appreciation Right with a lower exercise price or base price, as applicable, (3) cancel any outstanding Option or Stock Appreciation Right and replace it with another Award or (4) otherwise implement a program that provides for the repricing, replacing or cash buy-back of, out-of-the-money Awards;
(ix)    to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 17 and to mutually agree with a participant on a method to pay the exercise price and withholding taxes that differs from any default method in the plan;
(x)    to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;
(xi)    to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and
(xii)    to make all other determinations deemed necessary or advisable for administering the Plan.
(c)    Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants, any other holders of Awards and on all other persons.
5.    Eligibility. Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares, Other Stock-Based Awards and Cash

Awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.
6.    Stock Options.
(a)    Limitations.
(i)    Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.
(ii)    The following limitations will apply to grants of Options:
(1)    No Participant will be granted, in any fiscal year, Options to purchase more than 2,000,000 Shares.
(2)    In connection with his or her initial service as an Employee, an Employee may be granted Options to purchase up to an additional 2,000,000 Shares, which will not count against the limit set forth in Section 6(a)(ii)(1) above.
(3)    If an Option is cancelled in the same fiscal year in which it was granted (other than in connection with a transaction described in Section 16), the cancelled Option, as applicable, will be counted against the limits set forth in subsections (1) and (2) above.
(b)    Term of Option. The Administrator will determine the term of each Option in its sole discretion; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)    Option Exercise Price and Consideration.
(i)    Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(c), Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.
(ii)    Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.
(iii)    Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment to the extent permitted by Applicable Laws. Notwithstanding the foregoing, any Participant who is subject to the requirements of Section 16 of the Exchange Act at the time of exercise, shall pay the exercise price of an Option by directing the Company to withhold a number of whole Shares from those that would otherwise be received on exercise having an aggregate Fair Market Value (determined on the date of exercise) equal to the aggregate exercise price of the Option. In all events, the exercise price of an Option must be paid to the Company within three days after the date of exercise.
(d)    Exercise of Option.
(i)    Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.
An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specifies from time to time) from the person entitled to exercise the Option and (ii) full payment for the Shares with respect to which the Option is exercised (together with any applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for acquisition under the Option, by the number of Shares as to which the Option is exercised.
(ii)    Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s Retirement, death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). The vested portion of the Option will remain exercisable for such period not to exceed twenty-four (24) months following the Participant’s termination as is specified in the Award Agreement. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested with respect to all of his or her Option, the Shares covered by the unvested portion of the Option will be immediately forfeited and revert to the Plan. If after termination the Participant does not exercise his or her vested Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iii)    Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). The vested portion of the Option will remain exercisable for such period not to exceed twenty-four (24) months following the Participant’s termination as is specified in the Award Agreement. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested with respect to all of his or her Option, the Shares covered by the unvested portion of the Option will be immediately forfeited and revert to the Plan. If after termination the Participant does not exercise his or her vested Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(iv)    Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. The vested portion of the Option will remain exercisable for such period not to exceed twenty-four (24) months following the Participant’s death as is specified in the Award Agreement. Unless otherwise provided by the Administrator, if at the time of death the Participant is not vested with respect to all of his or her Option, the Shares covered by the unvested portion of the Option will be immediately forfeited and revert to the Plan. If the vested Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v)    Retirement of Optionee. If a Participant ceases to be a Service Provider as a result of the Participant’s Retirement, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of Retirement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). The vested portion of the Option will remain exercisable for such period not to exceed twenty-four (24) months following the Participant’s Retirement as is specified in the Award Agreement. Unless otherwise provided by the Administrator, if on the date of Retirement the Participant is not vested with respect to all of his or her Option, the Shares covered by the unvested portion of the Option will be immediately forfeited and revert to the Plan. If after Retirement, the Participant does not exercise his or her vested Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.
(vi)    Other Termination. A Participant’s Award Agreement may also provide that if the exercise of an Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement or (B) the 10th day after the last date on which such exercise would result in such liability under Section 16(b). Finally, a Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option or (B) the expiration of a period of three (3) months after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.
7.    Restricted Stock.
(a)    Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.
(b)    Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Restricted Stock will have a vesting schedule of not less than three (3) years from the date of grant (which may be ratable over such period), unless such Restricted Stock was granted based upon performance criteria, in which case it will have a vesting schedule of not less than one (1) year from the date of grant. During any fiscal year no Participant will receive more than an aggregate of 1,000,000 Shares of Restricted Stock. Notwithstanding the foregoing limitation, in connection with his or her initial service as an Employee, an Employee may be granted an aggregate of up to an additional 1,000,000 Shares of Restricted Stock without impacting the limit in the immediately preceding sentence. If Restricted Stock is cancelled in the same fiscal year in which it was granted (other than in connection with a transaction described in Section 16), the cancelled Restricted Stock, as applicable, will be counted against the limits set forth in the two immediately preceding sentences. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.
(c)    Transferability. Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.
(d)    Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.
(e)    Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction.
(f)    Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.
(g)    Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement; provided, however, that if (x) any such dividends or distributions are paid in Shares or other property, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid and (y) any such dividends are paid in cash, such cash dividends will be withheld (in the Company’s general assets) and paid only upon the vesting of the underlying Shares of Restricted Stock (with such cash dividends to be forfeited upon the forfeiture of the underlying Shares of Restricted Stock).
(h)    Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.
(i)    Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code as “performance-based compensation,” the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure such qualification (e.g., in determining the Performance Goals).
8.    Restricted Stock Units.
(a)    Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit Award will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which subject to Section 8(d), may be left to the discretion of the Administrator. During any fiscal year of the Company, no Participant will receive more than an aggregate of 1,000,000 Restricted Stock Units. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service as an Employee, an Employee may be granted an aggregate of up to an additional 1,000,000 Restricted Stock Units. If Restricted Stock Units are cancelled in the same fiscal year in which they were granted (other than in connection with a transaction described in Section 16), the cancelled Restricted Stock Units, as applicable, will be counted against the limits set forth in the two immediately preceding sentences.
(b)    Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. Notwithstanding the foregoing sentence, Restricted Stock Units will have a vesting schedule of not less than three (3) years from the date of grant (which may be ratable over such period), unless such Restricted Stock Units were granted based upon performance criteria, in which case they will have a vesting schedule of not less than one (1) year from the date of grant.
(c)    Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.
(d)    Form and Timing of Payment. Payment of vested Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement, and in all events, within 30 days after satisfaction of the applicable vesting criteria. The Administrator, in its sole discretion, may pay vested Restricted Stock Units in cash, Shares, or a combination thereof, provided that unless otherwise provided in an Award Agreement, Restricted Stock Units shall be settled in Shares.
(e)    Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.
(f)    Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code as “performance-based compensation,” the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure such qualification (e.g., in determining the Performance Goals). The Performance Goals will be set by the Administrator on or before the Determination Date.
(g)    Dividend Equivalents. The Committee may, in its sole discretion, provide in an Award Agreement evidencing a grant of Restricted Stock Units the right to accrue dividend equivalents, which dividend equivalents will be subject to the same vesting, forfeiture and settlement criteria as the underlying Restricted Stock Units.

9.    Stock Appreciation Rights.
(a)    Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.
(b)    Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any fiscal year, no Participant will be granted Stock Appreciation Rights covering more than 1,000,000 Shares. Notwithstanding the limitation in the previous sentence, in connection with his or her initial service as an Employee, an Employee may be granted Stock Appreciation Rights covering up to an additional 1,000,000 Shares. If Stock Appreciation Rights are cancelled in the same fiscal year in which they were granted (other than in connection with a transaction described in Section 16), the cancelled Stock Appreciation Rights, as applicable, will be counted against the limits set forth in the two immediately preceding sentences.
(c)    Base Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan; provided, however, that the base price will be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.
(d)    Stock Appreciation Right Agreement. Each Stock Appreciation Right Award will be evidenced by an Award Agreement that will specify the base price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(e)    Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 6(d) also will apply to Stock Appreciation Rights.
(f)    Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:
(i)    The difference between the Fair Market Value of a Share on the date of exercise over the base price; times
(ii)    The number of Shares with respect to which the Stock Appreciation Right is exercised.
At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof, provided that unless otherwise provided in an Award Agreement, Stock Appreciation Rights shall be settled in Shares.

10.    Performance Units and Performance Shares.
(a)    Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant, provided that during any fiscal year, (i) no Participant will be granted more than 1,000,000 Performance Units and (ii) no Participant will be granted more than 1,000,000 Performance Shares. Notwithstanding the foregoing limitations, in connection with his or her initial service, an Employee may be granted up to an additional 1,000,000 Performance Shares and up to an additional 1,000,000 Performance Units without impacting such limitations. If Performance Units/Shares are cancelled in the same fiscal year in which they were granted (other than in connection with a transaction described in Section 16), the cancelled Performance Units/Shares, as applicable, will be counted against the limits set forth in the two immediately preceding sentences.
(b)    Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant (which initial value shall not exceed the Fair Market Value of one Share on the date of grant). Each Performance Share will have a value equal to the Fair Market Value of a Share.
(c)    Performance Objectives and Other Terms. The Administrator will set performance objectives and other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. Notwithstanding the foregoing sentence, Performance Units/Shares will have a vesting schedule of not less than one (1) year from the date of grant. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.
(d)    Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives and other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.
(e)    Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period and satisfaction of other vesting criteria, and in any event, within 30 days after vesting. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period or on the date of settlement, as set forth in the Award Agreement) or in a combination thereof, provided that unless otherwise provided in an Award Agreement, Performance Shares/Units shall be settled in Shares.

(f)    Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.
(g)    Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code as “performance-based compensation,” the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure such qualification (e.g., in determining the Performance Goals).
(h)    Dividend Equivalents. The Committee may, in its sole discretion, provide in an Award Agreement evidencing a grant of Performance Units/Shares the right to accrue dividend equivalents, which dividend equivalents will be subject to the same vesting, forfeiture and settlement criteria as the underlying Performance Units/Shares.
11.    Other Awards. The Administrator is authorized, subject to limitations under Applicable Law, to grant to Participants any type of award (in addition to those Awards provided in Sections 6 through and including 10 hereof) (i) that is payable in, or valued in whole or in part by reference to, shares of Common Stock (any such Award, an “Other Stock-Based Award”) or (ii) that is payable in cash (any such Award, a “Cash Award”), in each case, as deemed by the Administrator to be consistent with the purposes of the Plan. Other Stock-Based Awards and Cash Awards shall be subject to such terms and conditions as may be determined by the Administrator, consistent with the terms and purposes of the Plan. The Administrator will have complete discretion in determining the number of Other Stock-Based Awards and the amount of Cash Awards granted to each Participant, provided that during any fiscal year (i) no Participant shall be granted more than 1,000,000 Other Stock-Based Awards and (ii) no Participant shall be granted a Cash Award in excess of $3,000,000. Notwithstanding the foregoing limitations, in connection with his or her initial service, an Employee may be granted up to an additional 1,000,000 Other Stock-Based Awards without impacting such limitations. If Other Stock-Based Awards are cancelled in the same fiscal year in which they were granted (other than in connection with a transaction described in Section 16), the cancelled Other Stock-Based Awards, as applicable, will be counted against the limits set forth in the two immediately preceding sentences. Other Stock-Based Awards will have a vesting schedule of not less than three (3) years from the date of grant (which may be ratable over such period), unless such Other Stock-Based Awards were granted based upon performance criteria, in which case they will have a vesting schedule of not less than one (1) year from the date of grant.
12.    Formula Option and Restricted Stock Grants to Outside Directors.
(a)    General. All grants of Options and Restricted Stock to Outside Directors pursuant to this Section 12 will be automatic and nondiscretionary, except as otherwise provided herein, and will be made in accordance with the following provisions:

(b)    Type of Awards. All Options granted pursuant to this Section will be Nonstatutory Stock Options and, except as otherwise provided herein, will be subject to the other applicable terms and conditions of the Plan (including, without limitation, Section 6(d)(ii)-(vi)). Except as otherwise provided herein, all Restricted Stock granted pursuant to this Section will be subject to the other applicable terms and conditions of the Plan.
(c)    No Discretion. No person will have any discretion to select which Outside Directors will be granted awards of Options and Restricted Stock under this Section or to determine the number of Shares to be covered by such Awards (except as provided in Sections 12(i) and 16).
(d)    Initial Award. Each person who first becomes an Outside Director will be automatically granted: (i) an Option to purchase a number of Shares equal to the product of (I) 20,000 multiplied by (II) a fraction, the numerator of which is the number of days in the period beginning on the date such person first becomes an Outside Director and ending on the date of the first annual meeting of the stockholders of the Company thereafter, and the denominator of which is 365 (the “Fraction”) rounded down to the nearest whole number (the “Initial Option”) and (ii) and Award of Restricted Stock equal to the product of (I) $40,000 divided by the Fair Market Value of a Share on the date such person first becomes an Outside Director multiplied by (II) the Fraction rounded down to the nearest whole number (the “Initial Restricted Stock Award”). The Initial Option and the Initial Restricted Stock Award shall be granted on or about the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director, but who remains a Director, will not receive an Initial Option or an Initial Restricted Stock Award.
(e)    Annual Option. Each Outside Director will be automatically granted an Option to purchase twenty thousand (20,000) Shares (an “Annual Option”) on each date of the annual meeting of the stockholders of the Company.
(f)    Option Terms. The terms of each Option granted pursuant to this Section 12 will be as follows:
(i)    The term of the Option will be ten (10) years, subject to earlier termination as set forth in the Award Agreement.
(ii)    The exercise price per Share will be one hundred percent (100%) of the Fair Market Value per Share on the date of grant of the Option.
(iii)    Subject to Section 16, the Option will vest and become exercisable as to one hundred percent (100%) of the Shares subject to the Option on the earlier of the first anniversary of the date of grant or the date of the first annual meeting of the stockholders of the Company immediately following the date of grant, in either case, provided that the Participant continues to serve as a Director through such date.
(g)    Annual Restricted Stock Award. Each Outside Director will be automatically granted Restricted Stock having a Fair Market Value of forty thousand dollars ($40,000) (an “Annual Restricted Stock Award”) on each date of the annual meeting of the stockholders of the Company.

(h)    Restricted Stock Terms. Notwithstanding anything to the contrary in Section 7(b), the Period of Restriction applicable to each Initial Restricted Stock Award and each Annual Restricted Stock Award shall lapse on the earlier of the first anniversary of the date of grant or the date of the first annual meeting of the stockholders of the Company immediately following the date of grant, in either case, provided that the Participant continues to serve as a Director through such date.
(i)    Adjustments. The Administrator in its discretion may change and otherwise revise the terms of Options and Restricted Stock to be granted under this Section 12, including, without limitation, the number of Shares and exercise prices thereof, for Options and Restricted Stock granted on or after the date the Administrator determines to make any such change or revision.
(j)    Other Awards. Nothing in this Section 12 will limit the ability of the Administrator to grant any other Award under the Plan to Outside Directors in addition to the Options and Restricted Stock that are granted to them under this Section 12; provided that in no event may any Outside Director be awarded compensation by the Company for service as an Outside Director with a total value of more than $750,000 in any given fiscal year, which such amount to include the sum of (i) cash compensation and (ii) the grant date fair value of equity compensation awarded to the Outside Director, provided, however, that the limitation contained herein will not apply to the extent an Outside Director has been or becomes an employee of the Company during such fiscal year.
13.    Performance Goals. The granting and/or vesting of Awards may be made subject to the attainment of performance goals (“Performance Goals”). To the extent that any such Award is intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, the Performance Goals must be based solely on one or more of the following criteria: (i) revenue or net revenue, (ii) cash and/or cash equivalents on hand, (iii) free cash flow, (iv) earnings per share, (v) earnings, (vi) earnings before interest and taxes, (vii) earnings before interest, taxes and depreciation, (viii) earnings before interest, taxes, depreciation and amortization, (ix) gross or net margin, (x) gross profit or gross profit dollars, (xi) cash or net cash from operations, (xii) net income, (xiii) operating cash flow, (xiv) expenses or operating expenses, (xv) operating income, (xvi) profit, (xvii) return on assets, (xviii) return on equity, (xix) return on capital or return on invested capital, (xx) sales or return on sales, (xxi) revenue growth, (xxii) total shareholder return, (xxiii) market share, (xiv) customer satisfaction and (xxv) stock price. Any Performance Goals may be used to measure the performance of the Company or a Subsidiary as a whole or a business unit or division of the Company or a Subsidiary and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be (i) measured in absolute terms, (ii) compared to another company or companies and/or (iii) measured on a pre-tax or post-tax basis (if applicable). On or prior to the Determination Date, the Administrator will determine in writing the method for calculating each Performance Goal.
14.    Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or except as required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock

Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.
15.    Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate (provided that such transfer shall be for no consideration and shall be for estate planning or similar purposes).
16.    Adjustments; Dissolution or Liquidation; Merger or Change in Control.
(a)    Adjustments. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the Plan (including the maximum Share amounts with respect to any Award), the number of Shares covered by each outstanding Award and/or the price per Share covered by each such outstanding Award, shall be proportionately adjusted for any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination or other change in the corporate structure of the Company affecting the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.
(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
(c)    Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor or acquiring company or a parent or subsidiary of the successor or acquiring company. The Administrator will not be required to treat all Awards similarly in the transaction.
Unless otherwise provided in an Award Agreement, in the event that the successor or acquiring company (or its parent) does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units and Other Stock-Based Awards will lapse, and, with respect to Awards with performance-based vesting, all Performance Goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate immediately prior to such Change in Control to the extent not exercised in full or terminated earlier (provided that any such non-assumed/non-substituted Option or Stock Appreciation Right that is not fully exercised as of immediately prior to such Change in Control (x) with an exercise price or base price, as applicable, that is less than the per Share consideration in such Change in Control will be cancelled in exchange for a payment equal to the excess of the per Share consideration in such Change in Control over the exercise price or base price, as applicable, of such Award, multiplied by the number of Shares underlying such Award and (y) with an exercise price or base price, as applicable, equal to or greater than the per Share consideration in such Change in Control shall be cancelled with no payment due the holder thereof).
For the purposes of this Section 16(c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor or acquiring company or its parent, the Administrator may (but shall not be required to), with the consent of the successor or acquiring company, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit, Performance Share or Other Stock-Based Award, for each Share subject to such Award, to be solely common stock of the successor or acquiring company or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.
Notwithstanding anything in this Section 16(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor or acquiror modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor company’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
Notwithstanding anything in this Section 16, Awards that are considered “non-qualified deferred compensation” within the meaning of Code Section 409A shall only become vested and settled if such action would not violate Code Section 409A.
(d)    Outside Director Awards. With respect to Awards granted to an Outside Director that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor or acquiring company, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the successor or acquirer), then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units and Other Stock-Based Awards will lapse, and, with respect to Performance Units and Performance Shares, all Performance Goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.
17.    Tax Withholding.
(a)    Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).
(b)    Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the maximum individual statutory rate for each applicable jurisdiction, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the maximum individual statutory rate for each applicable jurisdiction, or (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the maximum individual statutory rate for each applicable jurisdiction. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld. Notwithstanding the foregoing, any Participant who is subject to the requirements of Section 16 of the Exchange Act at the time the tax withholding obligation becomes due, shall satisfy any tax withholding obligation by directing the Company to withhold a number of whole Shares from those that would otherwise be received upon the exercise of the Option or the vesting of the Shares having a Fair Market Value (determined as of the date on which the withholding obligation arises) equal to the maximum statutory tax withholding rate for each applicable jurisdiction.
18.    No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any Subsidiary, nor will they interfere in any way with the Participant’s right or the Company’s or any Subsidiary’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.
19.    Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

20.    Term of Plan. The Plan will become effective upon its approval by the Company’s stockholders. Unless sooner terminated under Section 21 of the Plan, the Plan will continue in effect until the 10th anniversary of its adoption by the Board.
21.    Amendment and Termination of the Plan.
(a)    Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.
(b)    Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.
(c)    Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan will impair the rights of any Participant with respect to outstanding Awards, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing (which may include e-mail) and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
(d)    Repricing. Without the approval of the Company’s stockholders, the Company may not implement a program that provides for the repricing, replacing or cash buy-back of, out-of-the-money Awards.
22.    Conditions Upon Issuance of Shares.
(a)    Legal Compliance. Shares will not be issued pursuant to an Award unless the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.
(b)    Investment Representations. As a condition to the receipt of Shares in respect of an Award, the Company may require the person receiving such Shares to represent and warrant at the time of any such receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
23.    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.
24.    Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
25.    Non-U.S. Participants. Without amending the Plan, Awards may be granted to Participants who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purposes of the Plan.
26.    Code Section 409A. The Plan and all Awards are intended to comply with, or be exempt from, Code Section 409A and all regulations, guidance, compliance programs and other interpretative authority thereunder, and shall be interpreted in a manner consistent therewith. Notwithstanding anything contained herein to the contrary, in the event any Award is subject to Code Section 409A, the Board may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions as deemed appropriate by the Board to (i) exempt the Plan and/or any Award from the application of Code Section 409A, (ii) preserve the intended tax treatment of any such Award or (iii) comply with the requirements of Code Section 409A. In the event that a Participant is a “specified employee” within the meaning of Code Section 409A, and a payment or benefit provided for under the Plan would be subject to additional tax under Code Section 409A if such payment or benefit is paid within six (6) months after such Participant’s separation from service, then such payment or benefit shall not be paid (or commence) during the six (6) month period immediately following such Participant’s separation from service except as provided in the immediately following sentence. In such an event, any payments or benefits that would otherwise have been made or provided during such six (6) month period and which would have incurred such additional tax under Code Section 409A shall instead be paid to the Participant in a lump-sum cash payment, without interest, on the earlier of (i) the first business day following the six (6) month anniversary of such Participant’s separation from service or (ii) the tenth business day following such Participant’s death. Notwithstanding anything contained herein to the contrary, in no event shall the Company or any Subsidiary have any liability or obligation to any Participant or any other person in the event that the Plan or any Award granted hereunder is not exempt from, or compliant with, Code Section 409A.
27.    Governing Law. The Plan shall be governed by the laws of the State of Delaware, without reference to principles of conflicts of laws.
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